Vista International Technologies, Inc. 10-Q
Exhibit 10.1

September 12, 2011

VIA EMAIL: bripps@vvit.us
Mr. Brad Ripps
Vista International Technologies, Inc.
88 Inverness Circle East, Suite N-103
Englewood, Colorado  80112

VIA EMAIL: maso1n@sbcglobal.net
Mr. Mason Brown
Brown-Lewisville Railroad Family First, LP
5610 Harbor Town Drive
Dallas, Texas 75287

Re:
Real Estate Sales Contract (the “Contract”) by and between Vista International Technologies, Inc. (“Seller”) and Brown-Lewisville Railroad Family First Limited Partnership (“Buyer”) having an Effective Date of February 17, 2011 including all amendments, with respect to the real property consisting of approximately 26.9 acres, located in Dallas County (“Property”)

Dear Gentlemen:

The parties acknowledge that the Feasibility Period expires on September 13, 2011.  This letter agreement will confirm in writing recent discussions between Buyer and Seller regarding extending the Feasibility Period.  As such, this letter agreement will serve as Amendment No. 2 to the Contract.

All terms and conditions used herein will have the meanings ascribed to them in the Contract.  The Contract is amended as follows:

•	The definition of “End of Feasibility Period” on page 3 of the Contract shall be amended by deleting “sixty days (60) days after the Effective Date” and substituting the following:

“November 14, 2011.”

•	Paragraph 3 on page 5 of the Contract shall be amended by deleting the first sentence and substituting the following sentence:

“Feasibility Period.  During the period commencing on the Effective Date and expiring 5:00 pm Central Standard Time on November 14, 2011 (the “Feasibility Period”), Buyer shall have the right to investigate and inspect the Property to determine whether or not the Property is suitable for Buyer’s intended use.”

Messrs. Ripps and Brown
July 7, 2011

Except as amended herein, all other terms and conditions of the Contract shall remain in full force and effect.

Notwithstanding anything contained herein to the contrary, in the event this letter agreement to extend the feasibility period is not executed by all parties on or before 5:00 pm Central Standard Time on September 13, 2011, this letter agreement shall serve as written notice from Buyer to Seller that Buyer hereby terminates the Contract; and in accordance with the Contract, the Title Company shall deliver the earnest money to Buyer, and both parties shall be released from all further obligations under this Contract, except those that specifically survive termination.

Please confirm your agreement to the above amendments to the Contract by executing this letter agreement where indicated below, which may be executed in counterparts.

Sincerely, /s/ Patricia L. Stein Patricia L. Stein

ACCEPTED AND AGREED TO BY:		ACCEPTED AND AGREED TO BY:

SELLER:		BUYER:
VISTA INTERNATIONAL TECHNOLOGIES, INC.		BROWN LEWISVILLE RAILROAD FAMILY FIRST, LP

By:	/s/ Brad A. Ripps	By:	BLRR Management, LLC
	Brad A. Ripps, Chief Executive Officer	Its:	General Partner

Date:	09/12/11
		By:	/s/ Mason C. Brown
Mason C. Brown, President
		Date:	9-12-11

Messrs. Ripps and Brown
July 7, 2011

cc:           VIA EMAIL:  Phil.Rosenfeld@colliers.com
Mr. Phil Rosenfeld
Park Seventeen
1717 McKinney Avenue, Suite 900
Dallas, Texas  75202

VIA EMAIL:  sgregory@atlascr.com
Mr. Scott Gregory
Atlas Advisors Commercial Real Estate
13721 Omega
Farmers Branch, Texas  75244

VIA EMAIL:  LorimerD@ctt.com
Mr. Dan Lorimer
Chicago Title Company
2001 Bryan Tower, 17th Floor
Dallas, Texas  75201

VIA EMAIL:  delinda.tobar@ctt.com
DeLinda Tober
Chicago Title Company
2001 Bryan Street, Suite 1700
Dallas, Texas  75201